UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 11, 2011
United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E.	30328
Atlanta, Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 11, 2011, the Board of Directors of United Parcel Service, Inc. (the “Company”) appointed Dr. Candace Kendle to serve as an independent director of the Company. Dr. Kendle also was appointed to serve on the Audit Committee. She will stand for election at the annual meeting of shareowners in May 2012.
          Dr. Kendle, 64, is the co-founder and former chairman and chief executive officer of Kendle International Inc., a global clinical research organization that delivers a wide range of clinical development and clinical trial services to biopharmaceutical companies around the world. Headquartered in Cincinnati, the company was acquired by INC Research LLC of Raleigh, N.C. in July 2011.
          Dr. Kendle is a founding member and past chairperson of the Association of Clinical Research Organizations and is recognized worldwide as a leader in the clinical research industry. She earned a doctorate in pharmacy from the University of Cincinnati, then completed post-doctoral training at the Cincinnati Children’s Hospital Medical Center and the University of North Carolina School of Public Health in Chapel Hill. Prior to founding Kendle International, Dr. Kendle held senior faculty positions at the University of North Carolina Schools of Pharmacy and Medicine; the University of Pennsylvania School of Medicine; the Philadelphia College of Pharmacy and Science, and the University of Cincinnati College of Pharmacy.
          Dr. Kendle is a member of the Committee of 200, an organization of preeminent women entrepreneurs and corporate leaders, and serves as a mentor for the Fortune-U.S. State Department Global Women Leaders Mentoring Partnership. For more than 10 years, she has served on the H.J. Heinz Company Board of Directors, where she sits on the Audit and Management Development & Compensation Committees.
          Dr. Kendle’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors as described in the Company’s definitive proxy statement filed on March 14, 2011. Other than the standard compensation arrangements, there are no arrangements or understandings between Dr. Kendle and any other person pursuant to which she was appointed as a director. Dr. Kendle is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: August 16, 2011	By:	/s/ Kurt P. Kuehn

		Name:	Kurt P. Kuehn
		Title:	Senior Vice President and Chief Financial Officer